Exhibit 10.2

Baker Tilly US, LLP
790 N Water St
Suite 2000
Milwaukee, WI 53202
United States of America

F: +1 (414) 777 5555
T: +1 (414) 777 5500

bakertilly.com

August 21, 2024

Securities and Exchange Commission
Division of Corporate Finance

100 F Street, N.E.,
Washington D.C. 20549

Re: Atlas Financial, Holdings, Inc. (the “Company”)
Form 8-K Item 4.01 (the “Report”)

We have reviewed the above referenced Report filed by the Company. We do not disagree with the statements made by the Company in the Report.

Sincerely,

/s/ Baker Tilly US, LLP

Baker Tilly Advisory Group, LP and Baker Tilly US, LLP, trading as Baker Tilly, are members of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. Baker Tilly US, LLP is a licensed CPA firm that provides assurance services to its clients. Baker Tilly Advisory Group, LP and its subsidiary entities provide tax and consulting services to their clients and are not licensed CPA firms.